EXHIBIT 10.6

                              EMPLOYMENT AGREEMENT


          EMPLOYMENT AGREEMENT (this "Agreement"), dated effective as of March 16, 2008, by and between MOBICLEAR INC., a corporation organized and existing under the laws of the State of Pennsylvania (the "Company"), and KENNETH TELFORD, an individual residing at Panfilo Lopez St., West, Lingayen, Pangasinan, Philippines (the "Executive").


                              W I T N E S S E T H:


          WHEREAS, the Company wishes to employ the Executive upon the terms and subject to the conditions set forth herein, and the Executive desires to enter into this Agreement and accept such employment, upon such terms and conditions.

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

          1. Employment. Subject to the terms and conditions set forth herein, the Company shall employ the Executive as Chief Financial Officer of the Company and the Executive accepts such employment for the Employment Term (as defined in Section 3). During the Employment Term, the Executive shall perform the duties consistent with such office and such other duties as may from time to time be assigned to him by the Board of Directors of the Company (the "Board").

          2. Performance.

             (a) During the Employment Term, the Executive shall perform and discharge the duties that may be assigned to him by the Board from time to time in accordance with this Agreement, and the Executive shall devote his best talents, efforts and abilities to the performance of his duties hereunder.

             (b) During the Employment Term, the Executive shall perform such duties on a part-time basis until such time as it is agreed to make the position full-time. The Executive shall be permitted to have other employment and other outside business activities (other than in connection with MobiClear or any other affiliate of the Company); provided, however, that the Executive shall advise the Company of such activities which shall not conflict with Mobiclear.

          3. Employment Term. Unless earlier terminated pursuant to Section 6, the employment term shall begin on March 16, 2008 (the "Effective Date"), and shall continue for a period of one (1) year from such date (the "Initial Term"); provided that such term shall be automatically extended for additional periods of one (1) year commencing on March 16, 2009 and each March 16th thereafter (such period the "Additional Term") unless either party shall have given notice to the other party that such party does not desire to extend the term of this Agreement. Any such notice must comply with Section 10 and be given at least sixty (60) days prior to the end of the Initial Term or the Additional Terms, as applicable (the Initial Term and the Additional Term or Terms, if applicable,

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shall be known collectively as the "Employment Term"). Notwithstanding anything in this Agreement to the contrary, the Employment Term shall end on the Termination Date as defined in Section 6(g).

          4. Compensation.

             (a) Base Salary. As compensation for services hereunder and in consideration of the Executive's other agreements hereunder, during the Employment Term, the Company shall pay the Executive a base salary, payable in accordance with the customary payroll practices of Company procedures, at a monthly rate of US$17,000.00 (based upon full time employment), subject to review by the Board no less frequently than annually for increases (such base salary, as increased from time to time being hereinafter referred to as "Base Salary"). The base salary shall be pro-rated for such time as devoted to the job as agreed with the Company from time to time (i.e. if the Executive spends an average of 4 hours each business day in a month working for the Company, the Executive shall be entitled to a salary of US$8,500.00.)

             (b) Any withholding and other applicable taxes shall be paid by the company.

             (c) Shares. As compensation for services hereunder and in consideration of the Executive's other agreements hereunder, during the Employment Term, the Company shall, provided that the Company is satisfied with the performance of the Executive and not before May 1, 2008 nor later than June 15, 2008, furnish the Executive with shares corresponding to one percent (1.0 %) of the outstanding number of shares of the Company as determined at the time of the Effective Date of this Agreement.

             (d) Option package. As compensation for services hereunder and in consideration of the Executive's other agreements hereunder, during the Employment Term, the Company shall, provided that the Company is satisfied with the performance of the Executive and in any case not before May 1, 2008 nor later than June 15, 2008, furnish the Executive with an option package corresponding to four percent (4%) of the outstanding number of shares of the Company as determined as of the effective date of this agreement. The per share exercise price used as basis for the calculation of the option package should be the bid price of the common stock of the Company as quoted on the OTCBB at the time of the Effective Date of this Agreement.

          5. Benefits. During the Employment Term, the Company shall provide the Executive with the following benefits:

             (a) Vacation, Sick Leave. The Executive shall be entitled four weeks of paid vacation during each full calendar year of the Employment Term (and a pro rata portion thereof for any portion of the Employment Term that is less than a full calendar year); provided that no single vacation may exceed two consecutive weeks in duration, unless approved by the Company. Unused vacation may not be carried over to successive years.

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             (b) Expenses. The Executive shall be reimbursed by the Company for all reasonable expenses actually incurred or paid by him in connection with the performance of his duties hereunder in accordance with policies established by the Company from time to time and upon presentation of expense statements and/or such other supporting information as the Company may reasonably require.

             (c) Dues and Professional Development. The Executive shall be reimbursed for expenses actually incurred or paid by him in connection with maintaining his professional designations including payment of dues and attendance at professional development courses.

          6. Termination. The employment hereunder of the Executive may be terminated prior to the expiration of the Employment Term in the manner described in this Section 6.

             (a) Termination by the Company for Good Cause. The Company shall have the right to terminate the employment of the Executive for Good Cause (as such term is defined in Section 6(h)(ii)) by written notice to the Executive specifying the particulars of the circumstances forming the basis for such Good Cause.

             (b) Termination upon Death. The employment of the Executive hereunder shall terminate immediately upon his death.

             (c) The Company's Options upon Disability. If the Executive becomes physically or mentally disabled during the Term so that he is unable to perform the services required of him pursuant to this Agreement for a period of three
(3) successive months, or an aggregate of three (3) months in any twelve-month period (the "Disability Period"), the Company shall have the option, in its discretion, by giving written notice thereof, either to (A) terminate the Executive's employment hereunder pursuant to Section 6(a); or (B) continue the employment of the Executive hereunder upon all the terms and conditions set forth herein. During the Disability Period, the Executive shall continue to receive the compensation and other benefits provided herein net of any payments received under any disability policy or program of which the Executive is a beneficiary or recipient.

             (d) Voluntary Resignation by the Executive. The Executive shall have the right to voluntarily resign his employment hereunder for other than Good Reason (as such term is defined in Section 6(h)(iii)) by written notice to the Company.

             (e) Termination by the Company Without Good Cause. The Company shall have the right to terminate the Executive's employment hereunder without Good Cause by written notice to the Executive, but the obligations placed upon the Company in Section 7 will apply.

             (f) Resignation by the Executive for Good Reason. The Executive shall have the right to terminate his employment for Good Reason by written notice to the Company specifying the particulars of the circumstances forming the basis for such Good Reason.

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             (g) Resignation by the Executive because of non-allocation of shares. The Executive shall have the right to terminate his employment for non-allocation of shares by written notice to the Company should shares according to 4(c) above not have been allocated to the Executive within three months from the date of this agreement.

             (h) Resignation by the Executive because of non-allocation of options. The Executive shall have the right to terminate his employment for non-allocation of shares by written notice to the Company should shares according to 4(d) above not have been allocated to the Executive within three months from the date of this agreement.

             (i) Termination Date. The "Termination Date" is the date as of which the Executive's employment with the Company terminates in accordance with this Agreement. Any notice of termination given pursuant to the provisions of this Agreement shall specify the Termination Date.

             (j) Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                 (i) "person" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, joint venture, court or government (or political subdivision or agency thereof).

                 (ii) "Good Cause" shall mean the occurrence of any of the following: (A) any act or omission which constitutes a material breach of this Agreement or the willful failure or the willful refusal of the Executive to substantially perform his duties, provided, however, that the Board has delivered to the Executive a written demand to cure the breach or for substantial performance, which demand specifically identifies the manner in which the Executive has breached the Agreement or failed to substantially perform his duties, and the Executive has been given ten (10) days after such notice (or such longer period as may reasonably be necessary) in which to cure the failure or to substantially perform his duties, (B) the Executive's conviction of a crime which constitutes a felony under applicable law, or a plea of guilty or nolo contendere with respect thereto; (C) the commission by the Executive of any dishonest or wrongful act or the gross negligence of the Executive involving fraud, misrepresentation or moral turpitude causing material damage or potential damage to the Company or any client of the Company, or any act or omission by the Executive that is materially injurious to the business or reputation of the Company; (D) any violation of the provisions of Section 8 hereof that causes material harm to the Company; or (E) the reasonable determination by a licensed medical professional mutually agreed upon by the Company and the Executive that the Executive is dependent upon a controlled substance which either has: (1) not been prescribed by a licensed medical professional; or (2) been prescribed by a licensed medical professional but the dosages taken by the Executive exceed that prescribed by such licensed medical professional.

                 (iii) "Good Reason" means the occurrence of any of the following events:

                    (A) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's then position (including status, offices, titles and reporting relationships), authority,

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duties or responsibilities, or any other action or actions by the Company which when taken as a whole results in a significant diminution in the Executive's position, authority, duties or responsibilities, excluding for this purpose any isolated, immaterial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                    (B) a material breach by the Company of one or more provisions of this Agreement, provided that such Good Reason shall not exist unless the Executive shall first have provided the Company with written notice specifying in reasonable detail the factors constituting such material breach and such material breach shall not have been cured by the Company within thirty
(30) days after such notice or such longer period as may reasonably be necessary to accomplish the cure;

                    (C) a material reduction in the Executive's Base Salary or a reduction in any other benefit or payment described in this Agreement provided that those changes (either individually or in the aggregate) will result in a material adverse change with respect to the benefits to which the Executive was entitled as of the Effective Date;

                    (D) a failure by the Company to require any successor entity to the Company specifically to assume all of the Company's obligations to the Executive under this Agreement; and

                    (F) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement.

          7. Obligations of Company on Termination. Notwithstanding anything in this Agreement to the contrary, the Company's obligations on termination of the Executive's employment shall be as described in this Section 7. In the event that prior to the expiration of the Employment Term, the Company terminates the Executive's employment, pursuant to Section 6(a), (b), (c) or (e), or the Executive resigns, pursuant to Section 6 (d) or 6(f), within thirty (30) days following the Termination Date, the Company shall pay the Executive a single lump sum cash payment (the "Severance Payment") equal to the sum of the following:

                    (A) the equivalent of three (3) month's Base Salary; and

                    (B) any Base Salary, cash bonuses, vacation and un-reimbursed expenses accrued but unpaid as of the Termination Date.

          8. Covenants of the Executive

             (a) During the Employment Term and for a period of two (2) years thereafter the Executive shall not, directly or indirectly, employ, solicit for employment or otherwise contract for the services of any employee of the Company or any of its affiliates at the time of this Agreement or who shall subsequently become an employee of the Company or any such affiliate; and


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             (b) During the Employment Term and for a period of two (2) years thereafter the Executive will not solicit, in competition with the Company or its affiliates, any person who is, or was at any time within two years prior to the Termination Date, a customer of the business conducted by the Company or any of its affiliates. For purposes of this Agreement, the reasonable decision of the Board as to what constitutes a competing business shall be final and binding upon the Executive; provided that the Executive's ownership of securities of two percent (2%) or less of any publicly traded class of securities of a public company shall not be considered to be competition with the Company or any of its affiliates.

             (c) During the Employment Term and following the termination of this Agreement, the Executive will not: (i) divulge, transmit or otherwise disclose (except as legally compelled by court order, and then only to the extent required, after prompt notice to the Company of any such order), directly or indirectly, other than in the regular and proper course of business of the Company, any confidential knowledge or information with respect to the operations, finances, organization or employees of the Company or with respect to confidential or secret processes, services, techniques, customers or plans with respect to the Company; and (ii) use, directly or indirectly, any confidential information for the benefit of anyone other than the Company; provided, however, that the Executive has no obligation, express or implied, to refrain from using or disclosing to others any such knowledge or information which is or hereafter shall become available to the public other than through disclosure by the Executive. All new processes, techniques, know-how, inventions, plans, products, patents and devices developed, made or invented by the Executive, alone or with others, while an employee of the Company which are related to the business of the Company shall be and become the sole property of the Company, unless released in writing by the Company, and the Executive hereby assigns any and all rights therein or thereto to the Company.

             (d) All files, records, correspondence, memoranda, notes or other documents (including, without limitation, those in computer-readable form), real property or intellectual property relating or belonging to the Company or its affiliates, whether prepared by the Executive or otherwise coming into his possession in the course of the performance of his services under this Agreement, shall be the exclusive property of Company and shall be delivered to Company and not retained by the Executive (including, without limitations, any copies thereof) upon termination of this Agreement for any reason whatsoever.

             (e) The Executive acknowledges that a breach of his covenants contained in this Section 8 may cause irreparable damage to the Company and its affiliates, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Executive agrees that if he breaches any of the covenants contained in this
Section 8, in addition to any other remedy which may be available at law or in equity, the Company shall be entitled to specific performance and injunctive relief.

             (f) The Company and the Executive further acknowledge that the time, scope, geographic area and other provisions of this Section 8 have been specifically negotiated by sophisticated commercial parties and agree that all such provisions are reasonable under the circumstances of the activities contemplated by this Agreement. In the event that the agreements in this Section 8 shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a

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geographical area or by reason of their being too extensive in any other respect, they shall be interpreted to extend only over the maximum period of time for which they may be enforceable and/or over the maximum geographical area as to which they may be enforceable and/or to the maximum extent in all other respects as to which they may be enforceable, all as determined by such court in such action.

             (g) The Executive agrees to cooperate with the Company, during the Employment Term and thereafter (including following the Executive's termination of employment for any reason), by making himself reasonably available to testify on behalf of the Company or any of its affiliates in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, or any affiliate, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company, or any affiliate as reasonably requested; provided, however that the same does not materially interfere with his then current professional activities and is not contrary to the best interests of the Executive. The Company agrees to reimburse the Executive, on an after-tax basis, for all expenses actually incurred in connection with his provision of testimony or assistance.

             (h) The parties agrees that, during the Employment Term and thereafter (including following the Executive's termination of employment for any reason) that they will not make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage the other party or any of its affiliates or their respective officers, directors, employees, advisors, businesses or reputations. Notwithstanding the foregoing, nothing in this Agreement shall preclude the either party from making truthful statements or disclosures that are required by applicable law, regulation or legal process.

          9. Arbitration. The parties agree that any dispute, claim, or controversy based on common law, equity, or any federal, state, or local statute, ordinance, or regulation (other than workers' compensation claims) arising out of or relating in any way to the Executive's employment, the terms, benefits, and conditions of employment, or concerning this Agreement or its termination and any resulting termination of employment, including whether such a dispute is arbitrable, shall be settled by arbitration. This agreement to arbitrate includes but is not limited to all claims for any form of illegal discrimination, improper or unfair treatment or dismissal, and all tort claims. The Executive will still have a right to file a discrimination charge with a federal or state agency, but the final resolution of any discrimination claim will be submitted to arbitration instead of a court or jury. The arbitration proceeding will be conducted under the employment dispute resolution arbitration rules of the American Arbitration Association in effect at the time a demand for arbitration under the rules is made. The decision of the arbitrator(s), including determination of the amount of any damages suffered, will be exclusive, final, and binding on all parties, their heirs, executors, administrators, successors and assigns. Each party will bear its own expenses in the arbitration for arbitrators' fees and attorneys' fees, for its witnesses, and for other expenses of presenting its case. Other arbitration costs, including administrative fees and fees for records or transcripts, will be borne equally by the parties.

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          10. Notices. Any notices required or permitted hereunder shall be in writing and shall be deemed to have been given when personally delivered or when mailed, certified or registered mail, postage prepaid, to the following addresses:

          If to the Executive:

              Kenneth Telford
              Panfilo Lopez St., West
              Lingayen, Pangasinan, Philippines


          If to the Company:

              MOBICLEAR INC.
              140 Broadway, 46th Floor
              New York, NY 10005




          11. General.

              (a) Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Pennsylvania applicable to contracts executed and to be performed entirely within the State of Pennsylvania.

              (b) Construction and Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired, and the parties undertake to implement all efforts which are necessary, desirable and sufficient to amend, supplement or substitute all and any such invalid, illegal or unenforceable provisions with enforceable and valid provisions which would produce as nearly as may be possible the result previously intended by the parties without renegotiation of any material terms and conditions stipulated herein.

              (c) Performance; Assignability. The Executive represents and warrants to the Company that the Executive has no contracts or agreements of any nature that the Executive has entered into with any other person, firm or corporation that contain any restraints on the Executive's ability to perform his obligations under this Agreement. The Executive may not assign his interest in or delegate his duties under this Agreement. This Agreement is for the employment of the Executive, personally, and the services to be rendered by him under this Agreement must be rendered by him and no other person. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns. Notwithstanding anything else in this Agreement to the contrary, the Company may assign this Agreement to and all rights hereunder shall inure to the benefit of any person, firm or corporation resulting from the reorganization of the Company or succeeding to the business or assets of the Company by purchase, merger or consolidation. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume

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expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no succession had taken place. The Company's failure to obtain such an assumption and agreement prior to the effective date of a succession will be a breach of this Agreement and will entitle the Executive to compensation from the Company in the same amount and on the same terms as if the Executive were to terminate his employment for Good Reason, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective will be deemed the Termination Date.

              (d) Compliance with Rules and Policies. The Executive shall perform all services in accordance with the policies, procedures and rules established by the Company, including, but not limited to, the By-Laws of the Company. In addition, the Executive shall comply with all laws, rules and regulations that are generally applicable to the Company, its affiliates and their employees, directors and officers.

              (e) Withholding. The Company shall withhold from all amounts due hereunder any withholding taxes payable to federal, state, local or foreign taxing authorities.

              (f) Entire Agreement, Modification. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, supersedes all prior agreements and undertakings, both written and oral, and may not be modified or amended in any way except in writing by the parties hereto.

              (g) Duration. Notwithstanding the Employment Term hereunder, this Agreement shall continue for so long as any obligations remain under this Agreement.

              (h) Survival. The covenants set forth in Section 8 of this Agreement shall survive and shall continue to be binding upon the Executive notwithstanding the termination of this Agreement for any reason whatsoever. It is expressly agreed that the remedy at law for the breach or threatened breach of any such covenant is inadequate and that the Company, in addition to any other remedies that may be available to it, in law or in equity, shall be entitled to injunctive relief to prevent the breach or any threatened breach thereof without bond or other security or a showing that monetary damages will not provide an adequate remedy.

              (i) Waiver. No waiver by either party hereto of any of the requirements imposed by this Agreement on, or any breach of any condition or provision of this Agreement to be performed by, the other party shall be deemed a waiver of a similar or dissimilar requirement, provision or condition of this Agreement at the same or any prior or subsequent time. Any such waiver shall be express and in writing, and there shall be no waiver by conduct.

              (j) Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

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          IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement as of the day and year first written above.

Date:                                        MOBICLEAR INC.
     -------------------
                                             By:  /s/
                                                ------------------------------
                                             Name:     Anders Ericsson
                                             Title:    President and
                                                       Chief Executive Officer



Date:                                        KENNETH TELFORD
     ------------------

                                             /s/
                                             ----------------------------------


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